Exhibit 10.1

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SECURITIES

Date: November 14, 2005

This Warrant (“Warrant”) is issued by CASTWELL PRECAST CORPORATION, a Nevada corporation (the “Company”) pursuant to the Loan and Security Agreement (the “Loan Agreement”) dated as of the date hereof between the Company and the “Agent” and the “Holders” (as such terms are defined in the Loan Agreement). This Warrant certifies that, for the agreed upon value of $10.00 and for other good and valuable consideration, CAMBRIA INVESTMENT FUND, LP, a California limited partnership (“Holder”) is entitled to purchase 100,000 shares of common stock of the Company (the “Warrant Shares”). The exercise price per share shall be equal to ten cents per share ($0.10) (the “Exercise Price”), subject to the provisions of Article 2 and the other terms and conditions set forth in this warrant (the “Warrant”). The Warrant Shares shall all vest as of the date of this Agreement.

ARTICLE 1. EXERCISE AND ADMINISTRATION OF WARRANT

1.1         Method of Exercise. The Holder may exercise this Warrant by delivering a duly executed Notice of Exercise (in substantially the form attached as Appendix 1) to the principal office of the Company. Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Warrant Shares being purchased.

1.2         Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Warrant Shares acquired (or other confirmation that the books and records of the Company reflect such Holder as the owner of the Warrant Shares) and, if this Warrant has not been fully exercised or converted and has not been fully exercised or converted and has not expired, a new Warrant representing the Warrant Shares not so acquired. Company shall also promptly deliver to Holder certificates for the Warrant Shares acquired (or other confirmation that the books and records of the Company reflect such Holder as the owner of the Warrant Shares) in connection with the reduction of the Exercise Price as set forth in Section 2.7 hereof.

1.3       Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.4	Repurchase on Sale, Merger, or Consolidation of the Company

(a)          Acquisition. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

(b)          Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly.

(c)          Purchase Right. Notwithstanding the foregoing, at the election of a Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by such Holder in consideration of the Warrant Shares had such Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Exercise Price of the Warrant Shares, but in no event less than zero.

(d)          Public Offering. For purposes of this Warrant, a “Public Offering” means the sale of the Company’s common stock pursuant to a registration statement under the Securities Act of 1933, as amended, for an underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable forms), which results in aggregate cash proceeds (prior to underwriters’ commissions and expenses) to the Company of more than $1,000,000, or the completion by the Company of a reverse merger transaction, in which the Company merges into a publicly traded OTC bulletin board or Pink Sheet company. Immediately prior to the closing of any Public Offering, any portion of this Warrant then not exercised or exercisable will be for the number of Shares of the Company’s common stock that would have resulted from the conversion, pursuant to the Company’s Articles or Certificate of Incorporation as of the Public Offering of the maximum number of Shares that could have been acquired by a Holder upon the exercise of the unexpired portion of this Warrant immediately prior to such Public Offering.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1         Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its Shares payable in Shares, or other securities, subdivides the outstanding Shares into a greater amount of Shares, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2         Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Warrant Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of Company of the same class or series as the Warrant Shares to common stock pursuant to the terms of the Company’s Articles or Certificate of Incorporation upon the closing of a registered Public Offering of Company’s common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3         Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, the Exercise Price shall be proportionately increased.

2.4           Adjustments for Dilutive Issuances. The number of Warrant Shares issuable upon exercise of this Warrant shall be subject to increase from time to time, if, at any time while this Warrant is outstanding, the Company issues Common Stock or other securities convertible into, or exercisable for, Common Stock (other than Excluded Stock (as defined below)), at a price per share of Common Stock equivalent that is less than $0.10 (the “Benchmark Price”) per share (such price that is less than the Benchmark Price shall be referred to as the “Dilutive Price”, and such offering shall be referred to as a “Dilutive Offering”). In such event, the number of Warrant Shares to be issued under this Warrant shall be increased by multiplying (a) the number of Warrant Shares existing at the time of the calculation, by (b) a fraction, the numerator of which is equal the Benchmark Price, and the denominator of which is equal to the Dilutive Price. In the event of such a Dilutive Offering, the newly increased number of shares to be issued under this Warrant shall become the “Warrant Shares” for purposes of this Warrant, and this Section 2.4 shall continue to apply in the case of subsequent Dilutive Offerings. “Excluded Stock” shall mean stock options existing on the date hereof and up to 500,000 shares of Common Stock to be issued or reserved for issuance to employees, consultants, officers or directors of the Company pursuant to the Company’s stock compensation program, provided the exercise price for any options is at least equal to the fair market value of the Common Stock at the time the option was granted and the sales price for any shares of Common Stock issued under such plan is at least equal to the fair market value of the Common Stock at the time the shares are sold other than pursuant to the exercise of an option under such a plan.

2.5         No Impairment. The Company shall not, by amendment of its Articles of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect each Holder’s rights under this Article against impairment. If the Company takes any action affecting the Warrant Shares or its common stock other than as described above that adversely affects any Holder’s rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

2.6         Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying each Holder an amount computed by multiplying the fractional interest by the Exercise Price of a full Share.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1         Representations and Warranties. The Company hereby represents and warrants to Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant and all securities, if any, issuable upon conversion of the Warrant Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2        Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its Shares, whether in cash, property, stock or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series or other rights; (c) to effect any reclassification or recapitalization of Shares; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten Public Offering of the Company’s securities for cash, then, in connection with each such event, the Company shall give each Holder (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Shares will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of Shares will be entitled to exchange their Shares for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3         Information Rights. So long as Holder holds this Warrant and/or any of the Warrant Shares, the Company shall deliver to such Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual financial statements of Company.

3.4          Registration Under Securities Act of 1933, as amended - “Piggyback” Registration Rights. If at any time following the completion of a Public Offering by the Company, the Company shall determine to register additional Shares under the Securities Act (including pursuant to a demand of any security holder of the Company exercising registration rights) any of its common stock (except securities to be issued solely in connection with any acquisition of any entity or business, Shares issuable solely pursuant to employee benefit plans eligible for registration on SEC Form S-8 or Shares to be registered on any registration form that does not permit secondary sales), it shall send to Holder written notice of such determination at least twenty (20) days prior to each such filing and, if within ten (10) days after receipt of such notice, Holder shall so request in writing, the Company shall use its reasonable best efforts to include in such registration statement (to the extent permitted by applicable regulation) all or any part of the Shares (collectively referred to in this Section 3.4 as “Registrable Securities”) that such Holder requests to be registered. Any Registrable Securities which are included in any underwritten offering under this Section 3.4 shall be sold upon such terms as the managing underwriters shall reasonably request but in any event shall be upon terms not less favorable than those upon which any other selling security holder shall sell any of its securities. If Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering (the “Company Underwriter”) to permit the Holder to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein.

(a) Effectiveness. If necessary to permit distribution of the Registrable Securities, the Company shall use its reasonable best efforts to maintain the effectiveness for up to one (1) year of the registration pursuant to which any of the Registrable Securities are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. Notwithstanding the foregoing, if the registration by the Company of the resale of Registrable Securities is eligible for SEC Form S-3 or any successor to such form, the Company shall use its best efforts to maintain the effectiveness of the registration until all registered Registrable Securities are sold. The Holders shall notify the Company promptly of the completion of the offering of its Registrable Securities under any such effective registration statement.

(i) The Company shall not be required to effect a registration statement pursuant to this Section 3.4 after the Company has previously effected two (2) registrations pursuant to this Section 3.4, and such registrations have been declared or ordered effective; or

(ii) If requested by the Company or a representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in registration) for a period specified by the representative of the underwriters, not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act for the Company=s initial public offering of the Company=s Common Stock.

(b) Further Obligations of the Company. Whenever, under the preceding paragraphs of this Section 3.4, the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

(i)            Furnish to selling Holder such copies of each preliminary and final prospectus and any other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

(ii)           Use its reasonable best efforts to register or qualify the Registrable Securities to be registered pursuant to this Section 3.4 under the applicable securities or blue sky laws of such jurisdictions as any selling Holder may reasonably request;

(iii)          Furnish to each selling Holder: (a) a signed counterpart of an opinion of counsel for the Company, dated the effective date of the registration statement; and (b) a copy of any “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, covering substantially the same matters as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities;

(iv)          Permit selling Holder or such Holder’s counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them in connection with such registration; and

(v)           Furnish to selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering.

(c) Expenses. Except for underwriters’ discounts and brokerage commissions allocable to the Registrable Securities, the Company shall bear all costs and expenses of each registration contemplated in Section 3.4 including, but not limited to, printing, legal (including the reasonable fees and expenses of one counsel to the Holders) and accounting fees and expenses, SEC and NASD filing fees and blue sky fees and expenses in any jurisdiction in which the securities to be offered are to be registered or qualified.

(d) Transfer of Registration Rights. The registration rights of the Holders of Registrable Securities under this Section 3.4 shall inure to the benefit of and be exercisable by any transferee of Registrable Securities.

ARTICLE 4. MISCELLANEOUS.

4.1         Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the seventh (7th) anniversary of the date first set forth above.

4.2         Legends. This Warrant and the Warrant Shares (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3         Compliance with Securities Laws on Transfer. This Warrant and the Warrant Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonable requested by the Company). The Company shall not require Holders to provide an opinion of counsel if the transfer is to an affiliate of Holders or if there is no material question as to the availability of current information as referenced in rule 144(c), each Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale. Notwithstanding the preceding, Holders may grant a participation interest in the Warrant, or the Warrant Shares, without the Company’s consent.

4.4         Transfer Procedure. Subject to the provisions of Sections 4.3, any Holder may transfer all or part of this Warrant or the Warrant Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

4.5         Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by Company or Holder from time to time.

4.6         Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7         Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8         Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed as of the day and year set forth above.

COMPANY:

CASTWELL PRECAST CORPORATION

a Nevada corporation

By: /s/ Mathew Martindale

Name: Mathew Martindale
Title:	President

HOLDER:

CAMBRIA INVESTMENT FUND, L.P.,

a California limited partnership

By: CAMBRIA INVESTMENT ADVISORS, LLC, its General Partner

By: /s/ Eric W. Richardson

Name: Eric W. Richardson

Title: President

APPENDIX 1

NOTICE OF EXERCISE

1.           The undersigned hereby elects to purchase _______ Shares of InterMed Advisors, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

2.           Please register or issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

______________________________________

(Name)

______________________________________

______________________________________

(Address)

3.             The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

By: ______________________________________
Name:
Title:

____________________

(Date)